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Exhibit 5.1
April 24, 2006
Technical Olympic USA, Inc.
4000 Hollywood Boulevard, Suite 500 N
Hollywood, Florida 33021
     Ladies and Gentlemen:
     We have acted as counsel for Technical Olympic USA, Inc., a Delaware corporation (the “Company”), in connection with the preparation of the registration statement on Form S-3 (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Act”), relating to the offering (the “Offering”) of 742,000 shares (the “Shares”) of the Company’s Common Stock, $.01 par value, by Technical Olympic S.A. This opinion is being furnished pursuant to Item 601(b)(5) of Regulation S-K under the Act.
     In connection with the Registration Statement, we have examined, considered and relied upon copies of the following documents: (1) the Company’s Certificate of Incorporation, and amendment thereto, and the Company’s Amended and Restated Bylaws; (2) resolutions of the Company’s board of directors authorizing the registration of the Shares to be sold and related matters; (3) the Registration Statement and exhibits thereto; and (4) such other documents and instruments that we have deemed necessary for the expression of the opinion contained herein. In making the foregoing examinations we have assumed, without investigation, the genuineness of all signatures, the conformity to authentic original documents of all documents submitted to us as copies, and the veracity of the documents. As to various questions of fact material to the opinion expressed below, we have relied solely on the representations or certificates of officers and/or directors of the Company and upon documents, records and instruments furnished to us by the Company, without independently verifying the accuracy of such certificates, documents, records or instruments.
     Based upon the foregoing examination, and subject to qualifications set forth below, we are of the opinion that the Shares are validly issued, fully paid and non-assessable.
     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our name under the caption “Legal Matters” in the prospectus comprising a part of the Registration Statement. In giving such consent, we do not thereby admit that we are included within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations promulgated thereunder.
Sincerely,
/s/ AKERMAN SENTERFITT